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                                                                    Exhibit 99.1


BENCHMARQ Reports Status of Special Stockholders Meeting

DALLAS--(BUSINESS WIRE)--June 22, 1998--BENCHMARQ Microelectronics, Inc., (Nasdaq:BMRQ - news) a Dallas, Texas-based provider of integrated circuits (ICs) and electronic modules for portable and power-sensitive electronic systems, announced today that, to comply with regulatory requirements regarding the solicitation of proxies, the special meeting of stockholders of BENCHMARQ scheduled to be held on June 29, 1998, at 10:00 a.m. local time, at the offices of Winstead Sechrest & Minick P.C., 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas, will be convened at such time and place and will be immediately adjourned.

The time and place of the adjourned meeting has not yet been determined. The special meeting has been called to consider and vote upon a proposal to approve the Agreement and Plan of Merger with Unitrode Corporation (NYSE:UTR - news) and the related merger. On June 15, 1998, the Company announced that it had been informed by Unitrode that the Board of Directors of Unitrode intended to withdraw its support for the pending merger as proposed.

The Company also announced that it has entered into discussions with Unitrode regarding the possibility of amending the terms of the pending merger. No agreement has been reached as to whether or not to amend the terms of the pending merger and there can be no assurances that the Company and Unitrode will reach an agreement with respect to any amendment to the pending merger.

BENCHMARQ provides mixed-signal ICs and modules for portable applications and applications sensitive to the loss of system power. Product lines include battery-management ICs and modules, real-time clock ICs and modules, nonvolatile controller ICs and modules, and nonvolatile memory devices. BENCHMARQ markets its products world wide through a network of distributors and independent manufacturers' representatives.

The statements contained in this press release relating to revenues, product demand, market conditions, income, merger-related expenses and opportunities, margins, design activity, profits and other opportunities constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and various factors may impact upon such statements, including, without limitation, (i) certain of the risks detailed from time-to-time in the Company's filings with the SEC, including, without limitation, its: prospectus, dated December 1, 1995, as supplemented on December 21, 1995; Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and Quarterly Report on Form 10-Q for the three-month period ended March 31, 1998; (ii) inability of the Company to satisfy its production/delivery obligations due to disruption of production; (iii) inability to obtain raw materials; (iv) cancellation of orders by customers; (v) changes in the credit worthiness of customers; (vi) political and/or economic disruption in the markets for the Company's products; (vii) changes in demand for the Company's products; (viii) changes in pricing for the Company's products; (ix) obsolescence of the Company's products; (x) expenses related to legal disputes and adverse legal rulings in such disputes; (xi) inability of the Company to timely complete the development of certain of its products; (xii) inability of the Company to manage its effective income tax rate; (xiii) inability to realize the anticipated benefits
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of the proposed merger; (xiv) disruption of the Company's business resulting from the proposed merger; (xv) failure of the proposed merger with Unitrode to be consummated and (xvi) continued softness in the semiconductor industry. Statements contained herein are made as of the date hereof and the Company assumes no responsibility for updating such information.

Please refer all financial inquiries to:

Investor Relations
Shelton Communications Group
Three Lincoln Centre
5430 LBJ Freeway, Suite 280
Dallas, TX 75240
Tel: 972/239-5119
Fax: 972/239-2292
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Contact:

     BENCHMARQ Microelectronics, Inc., Dallas
     Patricia H. Smith, 972/437-9195 x1011 or 800/966-0011
     Fax:  972/437-0581
     E-mail: Patty_Smith@benchmarq.com
     Internet: http://www.benchmarq.com